Exhibit 8(a)

                [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

December 22, 2003

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York  10179

Gentlemen:

We have acted as special counsel to The Bear Stearns Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Pricing Supplement, dated December 17, 2003 (the "Pricing Supplement"), to the Prospectus Supplement, dated November 17, 2003 (the "Prospectus Supplement") and the Prospectus, dated November 17, 2003 (the "Prospectus"), relating to $31,975,000 principal amount of Medium-Term Notes, Series B, Principal Protected Notes Linked to the Nasdaq-100 Index Due December 22, 2009 (the "Notes"). The Prospectus, Prospectus Supplement and Pricing Supplement are included in the Registration Statement on Form S-3 (Registration No. 333-109793) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to which this letter is an exhibit.

In rendering the opinions set forth below, we have examined and relied upon, among other things, (a) the Registration Statement, including the Prospectus, Prospectus Supplement and Pricing Supplement constituting a part thereof, (b) the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated as of January 29, 1998 (as supplemented, the "Indenture"), between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, filed as an exhibit to the Registration Statement,
(c) the form of Note filed as an exhibit to the Registration Statement and (d) originals, copies or specimens, certified or otherwise identified to our satisfaction, of such certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's

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The Bear Stearns Companies Inc.       -2-                      December 22, 2003


Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. We have further assumed that all statements, facts, representations and covenants made therein are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. As to any facts material to such opinions that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company and of public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter. In addition, we have assumed that the Notes will be executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York, and, to the extent expressly referred to in this letter, the federal laws of the United States of America.

Based upon and subject to the qualifications set forth herein, we are of the opinion that:

1. The statements made in the Pricing Supplement, under the caption "Certain US Federal Income Tax Considerations", to the extent such statements summarize material federal tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects. All such statements are based upon current law, which is subject to change, possibly with retroactive effect. Further, there can be no assurance that the Internal Revenue Service will not take a contrary position.

We assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules or regulations, or any changes thereto, or any court or other authority or body decisions or governmental or regulatory authority determinations which may hereafter occur or come to our attention.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this Firm in the Pricing Supplement constituting a part of the Registration Statement under the caption "Certain US Federal Income Tax Considerations" without admitting that we are "experts" within the meaning of the

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The Bear Stearns Companies Inc.       -3-                      December 22, 2003


Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Cawalader, Wickersham & Taft LLP